Exhibit 99.1
Omniture Press Contact

US:	Kristi Knight, 801.722.7000 ext 431, kknight@omniture.com
UK:	Kate Hartley / Malini Majithia Carrot Communications — 020 7386 4860 / Malini.majithia@carrotcomms.co.uk
Omniture Investor Relations Contact:
Mike Beckstead, 801.932.7518, mbeckstead@omniture.com
FOR IMMEDIATE RELEASE
Omniture Acquires Behavioral Targeting Company Touch Clarity
Combined Technology Now Delivers Automated Revenue and Profit Uplift for Customers,
Increasing Addressable Market Opportunity
OREM, Utah and LONDON, England — February 14, 2007 — Omniture, Inc. (NASDAQ:OMTR), the fastest organically growing software company and a provider of online business optimization, today announced it has signed a definitive agreement to acquire privately held Touch Clarity, a leading on-demand provider of automated behavioral targeting. Under the terms of the agreement, Omniture has agreed to pay total consideration of up to $51.5 million (plus approximately $8.5 million in assumed vested stock options). The transaction is subject to customary closing conditions and is expected to close as soon as practical, no later than the first quarter of 2007.
Touch Clarity, headquartered in London, England, provides technology that uniquely combines the most sophisticated advancements in real-time predictive modeling, data mining and machine learning via the on-demand, software-as-a-service model. Touch Clarity’s clients include industry leading Web sites such as AOL, HSBC, BT (British Telecom), Lloyds TSB, Barclays, Alliance Leicester, and lastminute.com. Touch Clarity is completely integrated with Omniture SiteCatalyst® through Omniture Genesis™ and is an accredited application partner of Omniture’s Open Transaction Framework™—a simplified data collection process that utilizes the Omniture Universal Tag.
This strategic product and technology acquisition expands the Omniture Online Business Optimization Platform and positions Omniture to further accelerate growth—adding a new level of automation and optimization. The acquisition is expected to give Omniture expanded market opportunities by providing new entry-point as well as cross-sell opportunities. In addition, Omniture will add more than 50 Touch Clarity personnel to its team, including 25 people in product engineering, with the balance in operations, client services, sales and marketing. The majority of this new team will continue to be based in London.
“We looked at all of the alternatives in the optimization market, and we know that Touch Clarity’s technology is years ahead of the competition,” said Josh James, CEO and co-founder of Omniture. “When you combine it with Omniture’s platform, it is game changing. Previously, online business optimization was possible for Omniture’s customers through leveraging our Web analytics data, but it was executed primarily by human interaction—a limiting factor. Now, with this combined technology, we have online business optimization that delivers automated revenue and profit uplift for our customers.”
“These technologies are highly complementary and are typically purchased by the same buyer,” said Tim Brown, CEO, Touch Clarity. “In fact, one of our key sales criteria has been whether a company is using a top tier Web analytics provider because the two technologies are required to realize true automation.”
“We’ve spent the last few years building one of the most advanced technologies available in the market and assembling a team of specialized engineering talent,“ said Paul Phillips, chief technology officer and founder, Touch Clarity. “Omniture now provides us with an ideal way to bring it to market in an accelerated way to meet the pent-up demand.”
According to a recent Forrester Research report The Reality of Behavioral Ad Targeting, “Several factors...have awakened marketers to the opportunity of online behavioral targeting. And, it’s a win-win for marketers...Marketers that aren’t already using behavioral targeting should be — it increases click-throughs and improves conversion rates. Forrester believes that the widespread adoption of behavioral targeting is imminent and will...catalyze the rebirth of the online marketing suite.”
Financial Information and Guidance
Under the terms of the agreement, Omniture has agreed to pay total consideration of up to $51.5 million (plus approximately $8.5 million in assumed vested options). The $51.5 million is comprised of the following: $16.0 million in cash at closing; up to $3.0 million in cash payable subject to an earnout based on certain revenue milestones for FY 2007; and $32.5 million to be paid in Omniture common stock or cash (or some combination of stock and cash), at Omniture’s election, by November 30, 2007.
Touch Clarity’s services are delivered as an on-demand subscription service, and thus the financial model is complementary to Omniture’s on-demand business. Omniture will account for the transaction under purchase accounting rules, and thus a portion of Touch Clarity’s deferred revenue from contracts signed prior to the acquisition date will be subject to certain limitations for GAAP reporting purposes. On an ongoing basis we will provide both GAAP and non-GAAP information for revenue and expenses in order to provide a basis for evaluating the Company’s operating results because they facilitate the comparison of results for future periods with results from past periods. Assuming the transaction closes this quarter, Omniture is revising its guidance for the first quarter of 2007 and for the full fiscal year 2007 to the following:
•	Q1 FY 2007: GAAP revenue for the company’s first quarter is expected to be in the range of $26 million to $27 million. GAAP net loss is expected to be in the range of $0.11 to $0.10 per diluted share. Excluding the effect of stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense, deferred revenue acquisition accounting adjustments and non-recurring acquisition related expenses, non-GAAP revenue for the company’s first quarter is expected to be in the range of $27 million to $28 million and non-GAAP net loss is expected to be between $0.02 to $0.01 per diluted share. The difference between GAAP and non-GAAP revenue reflects purchase accounting adjustments related to deferred revenue write downs. Omniture expects to record positive adjusted EBITDA in the range of $2.0 million to $2.5 million.
•	Full Year FY 2007: GAAP revenue for the company’s full year 2007 is expected to be in the range of $130 million to $132 million. GAAP net loss is expected to be in the range of $0.36 to $0.32 per diluted share. Excluding the effect of stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense, deferred revenue acquisition accounting adjustments and non-recurring acquisition related expenses, non-GAAP revenue for the company’s full year 2007 is expected to be in the range of $134 million to $136 million and non-GAAP net income for the year is expected to be in the range of $0.03 to $0.05 per diluted share. The difference between GAAP and non-GAAP revenue reflects purchase accounting adjustments related to deferred revenue write downs. Omniture expects to record positive adjusted EBITDA in the range of $16 million to $18 million.

Conference Call and Webcast Information
Omniture will host a conference call to discuss this transaction, today at 8:00 a.m. (Eastern Time). The live discussion can be accessed by dialing (866) 356-4279, or (617) 597-5394 for international callers. The access code is 92606256. A Webcast of the conference call will also be available on Omniture’s investor relations Web site located at www.OMTR.com. A replay of the conference call will be accessible by telephone after 10:00 a.m. (Eastern Time) by dialing (888) 286-8010 or (617) 801-6888 for international callers using reservation number 34848770. The conference call will also be archived on the company’s investor relations Website. The replay will be available until February 28, 2007.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our corporate Web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s operating results because they facilitate the comparison of results for future periods with results from past periods. We believe the calculation of net income and loss, calculated without stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense, deferred revenue acquisition accounting adjustments and non-recurring acquisition related expenses, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as earnings before interest, taxes, depreciation, amortization, deferred revenue acquisition accounting adjustments and stock-based compensation, is an indicator of the Company’s financial results and cash flows and is useful to investors in evaluating operating performance. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules.
About Touch Clarity
Touch Clarity is a recognized leader of automated behavioral targeting and optimization solutions. The Touch Clarity product instructs its enterprise customers’ web sites, in real time, to deliver relevant and compelling content and on-site promotions they should dynamically deliver to web visitors. As a result, Touch Clarity’s customers experience measurable improvements in overall site conversion from important Web site real estate that has been optimized through the Touch Clarity targeting engine. Pioneering the category since 2000, Touch Clarity uniquely combines the most sophisticated advancements in real-time predictive modeling, data mining and machine learning via the on-demand, software-as-a-service model. Customers typically achieve between 50-200% directly measurable improvements in returns from key web site real estate. Investors include Jerusalem Venture Partners and Alta Berkeley.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service, enables customers to capture, store and analyze information generated by their websites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation services, best practices, consulting services, customer support and user training provided through Omniture University. Omniture’s over 2,000 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, Countrywide Financial, General Motors, Sony, and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our business strategy, our expectations with respect to the closing of the transaction, the benefits of this transaction to Omniture and its customers, future revenue from the transaction, the extent to which the transaction will be accretive to Omniture, integration, support and marketing plans relating to Touch Clarity products and technologies, statements by Forrester Research regarding the online behavioral targeting opportunity, the expansion of our business in Europe, continuing customer demand for our services, and our leadership in the market for on-demand, online business optimization services. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the failure of the conditions precedent to the closing of the transaction, the potential that Omniture or its customers may not realize the benefits Omniture currently expects, the risk that the expected revenue from sale and license of the Touch Clarity products and services is not realized, risks inherent in the integration and combination of complex products or technologies, the ability to continue to provide customer support to users of Touch Clarity’s product and services, risks associated with our acquisition strategy and disruptions in our business and operations as a result of acquisitions, changes in the demand for our services, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand the sales of our services to customers located outside the United States, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, the blocking or erasing of “cookies,” the unauthorized disclosure of personally identifiable information regarding Web site visitors, whether through breach of our secure network by an unauthorized party, employee theft or misuse, or otherwise; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended September 30, 2006 and from time to time in other reports filed by Omniture with the U.S. Securities Exchange Commission. These reports are available on the Investor Relations page of our corporate Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.
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Omniture, Inc.
Reconciliation of Forward Looking GAAP Net Loss Per Share to Non-GAAP Net Loss Per Share
(unaudited)

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2007
Diluted net loss per share on a GAAP basis	$(0.11) to $(0.10)	$(0.36) to $(0.32)
Stock-based compensation	0.05	0.23
Amortization of certain intangible assets (1)	0.00	0.02
Amortization of patent licenses (2)	0.01	0.02
Purchase accounting adjustments (3)	0.03	0.12 to 0.10
Imputed interest on patent license obligation (4)	0.00	0.00

Diluted net income per share on a non-GAAP basis	$(0.02) to $(0.01)	$0.03 to $0.05

Omniture, Inc.
Reconciliation of Forward Looking GAAP Net Cash Provided By Operating Activities to Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2007
Net cash provided by operating activities on a GAAP basis	$1.9 to $2.4	$16.0 to $18.0
Net changes in operating assets and liabilities	0.5	1.5
Other (income) expense, net	(0.5)	(1.8)
Provision for income taxes	0.1	0.3

Adjusted EBITDA	$2.0 to $2.5	$16.0 to $18.0

(1)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in purchase accounting adjustments subject to final evaluation

(4)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations